SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 28, 2006

HENNESSY ADVISORS, INC.
(Exact name of registrant as specified in its charter)

California	000-49872	68-0176227
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

7250 Redwood Blvd., Suite 200
Novato, California	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:                (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Extension of CEO Neil J. Hennessy’s Employment Agreement

           On August 28, 2006, Hennessy Advisors, Inc. entered into a five-year extension of its employment agreement with Neil J. Hennessy, its chairman, president and chief executive officer. Amendment No. 1 to the employment agreement extends the term of Mr. Hennessy’s original employment agreement dated May 2, 2001 for an additional five-year term. It also provides for the payment of any annual bonus to Mr. Hennessy 50% on October 15 after the end of the fiscal year and 50% after completion of the annual audit rather than in one annual payment after completion of the annual audit.

Bonus Agreements with Executive Vice President and CFO, Teresa M. Nilsen, and Executive Vice President, Daniel B. Steadman

           On August 28, 2006, the company entered into bonus agreements with Teresa M. Nilsen, its executive vice president and chief financial officer, and Daniel B. Steadman, its executive vice president, providing for the payment of a one-time cash bonus to these executive officers in the event of a change of control, as defined in the bonus agreements. The bonus will be payable within 15 days of a change of control.

           Ms. Nilsen’s change of control bonus will be equal to the sum of (1) 150% of her total base salary for the fiscal year preceding the year in which any change of control occurs, (2) 150% of any bonus for the prior fiscal year, and (3) a pro rata portion of her prior year’s bonus, based on the time elapsed from the beginning of the fiscal year to the date of the change of control, but in any event not more than $750,000 (and subject to cutback to the extent the bonus would be an excess parachute payment under Section 280(g) of the Internal Revenue Code).

           Mr. Steadman’s change of control bonus will be equal to the sum of (1) 100% of his total base salary for the fiscal year preceding the year in which any change of control occurs, (2) 100% of any bonus for the prior fiscal year, and (3) a pro rata portion of his prior year’s bonus, based on the time elapsed from the beginning of the fiscal year to the date of the change of control, but in any event not more than $500,000 (and subject to cutback to the extent the bonus would be an excess parachute payment under Section 280(g) of the Internal Revenue Code).

           Change of control is defined in the bonus agreements to include the acquisition by an individual, entity or group of beneficial ownership of 50% or more of the then outstanding shares of the company’s common stock, and any business combination in which the company’s shareholders immediately before the transaction do not own 50% or more of the surviving entity’s voting securities immediately after the transaction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.5.1	Amendment No. 1 dated August 28, 2006 to Employment Agreement between Hennessy Advisors, Inc. and Neil J. Hennessy

10.13	Bonus Agreement dated August 28, 2006 between Hennessy Advisors, Inc. and Teresa M. Nilsen

10.14	Bonus Agreement dated August 28, 2006 between Hennessy Advisors, Inc. and Daniel B. Steadman

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.
(registrant)
August 29, 2006	By: /s/ Neil J. Hennessy
Neil J. Hennessy
President and CEO

EXHIBIT INDEX

No.	Description of Exhibit
10.5	Amendment No. 1 dated August 28, 2006 to Employment Agreement between Hennessy Advisors,
Inc. and Neil J. Hennessy
10.13	Bonus Agreement dated August 28, 2006 between Hennessy Advisors, Inc. and Teresa M. Nilsen
10.14	Bonus Agreement dated August 28, 2006 between Hennessy Advisors, Inc. and Daniel B. Steadman

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